Exhibit 99.1
Enovix Appoints Ryan Benton as Chief Financial Officer
FREMONT, Calif., April 17, 2025 (GLOBE NEWSWIRE) – Enovix Corporation (Nasdaq: ENVX), a global high-performance battery company, announced the appointment of Ryan Benton as Chief Financial Officer (CFO). Mr. Benton brings over three decades of financial leadership experience. He previously held key roles at ASM International and served as CFO for multiple public companies including Silvaco and Exar Corporation.

Enovix CEO Dr. Raj Talluri added, “Ryan’s experience and transparent communication style make him an ideal leader for our finance organization and strong voice in conveying our strategy to investors. As we get closer to achieving our top objective of commencing smartphone battery mass production, customer demand is solidifying, and we expect to see an important consumer product launch by the end of the year.”

Chairman T.J. Rodgers said, “Ryan Benton is the best CFO candidate I’ve interviewed in a couple of years. He understands that investor candor is the best course, even if you have some disappointment to report. For example, he would have said about our recent Korean acquisition: We bought the second half of a well‑run Korean company (Routejade) for a great price and they will make our anode and cathode electrode sheets much cheaper and with higher quality than our current suppliers. With the turmoil in tariffs right now, we have a very competent Korean supplier that is capable of adding millions in profitable revenue – an unexpected bonus.”

“I am thrilled to join Enovix,” said CFO Ryan Benton. “AI is transforming the consumer electronics industry and putting immense pressure on battery suppliers. Enovix is poised to rise to this challenge with its breakthrough architecture for silicon-anode batteries, semiconductor manufacturing culture and deep customer relationships.”

Ryan’s first public appearance as Enovix CFO will be during the company’s first quarter 2025 earnings call on Wednesday April 30, after the close of the market. To join the call, participants must use the following link to register: https://enovix-q1-2025.open-exchange.net/. This link will also be available via the Investor Relations section of Enovix’s website at https://ir.enovix.com. Investors may also submit questions on the registration page that they would like addressed on the call by Enovix management. Mr. Benton will also represent Enovix at the J.P. Morgan Global Technology, Media and Communications Conference in Boston on May 14 and the William Blair Growth Stock Conference in Chicago on June 4.

About Enovix
Enovix is on a mission to deliver high-performance batteries that unlock the full potential of technology products. Everything from IoT, mobile, and computing devices, to vehicles and headsets, needs a better battery. The company has developed an innovative, materials-agnostic

Exhibit 99.1
approach to building a higher performing battery without compromising safety, and it partners with OEMs worldwide to usher in a new era of user experiences.

Enovix is headquartered in Silicon Valley with facilities in India, Korea and Malaysia. For more information visit www.enovix.com and follow the Company on LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including but not limited to statements regarding the Company’s future performance, market opportunities driven by artificial intelligence, growth strategy, anticipated product launches and customer product commercialization plans, cost and quality improvements from supply chain initiatives, and the impact of executive leadership. These statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially. Factors that may cause such differences include, among others, those described in our filings with the Securities and Exchange Commission, including our most recent annual and quarterly reports. Enovix undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

Investor Contact:
Enovix Corporation
Robert Lahey
Email: ir@enovix.com

Media Contact:
Bateman Agency for Enovix
Kaelyn Attridge
Email: enovix@bateman.agency

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